As filed with the Securities and Exchange Commission on December 17, 2001.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                December 13, 2001


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


       Florida                        1-13666                      59-3305930
 (State or other jurisdiction  (Commission file number)           (IRS employer
      of incorporation)                                      identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



               Registrant's telephone number,including area code:
                                 (407) 245-4000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.     Other Events.
            ------------

            On December 13, 2001, the Registrant issued a news release entitled "Darden Restaurants Reports That Strong Same-Restaurant Sales Growth At Red Lobster And Olive Garden Led To Record Second Quarter Earnings," and a copy is being filed herewith as Exhibit 99.1.

            Also on December 13, 2001, the Registrant issued a news release entitled "David Hughes, Chairman & CEO Hughes Supply Elected To Darden Restaurants Board," and a copy is being filed herewith as
            Exhibit 99.2.


Item 7.     Financial Statements and Exhibits.
            ---------------------------------

            (c)      Exhibits.

                     Exhibit Number
                     (by reference to
                     Item 601 of
                     Regulation S-K)   Description

                         99.1 Press Release dated December 13, 2001, entitled "Darden Restaurants Reports That Strong Same-Restaurant Sales Growth At Red Lobster And Olive Garden Led To Record Second Quarter Earnings."

                         99.2 Press Release dated December 13, 2001, entitled "David Hughes, Chairman & CEO Hughes Supply Elected to Darden Restaurants Board."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 13, 2001                              DARDEN RESTAURANTS, INC.



                                                   By: /s/ Paula J. Shives
                                                       -------------------------
                                                       Paula J. Shives
                                                       Senior Vice President,
                                                       General Counsel and
                                                       Secretary

                                INDEX TO EXHIBITS


Exhibit Number           Description of Exhibit

     99.1 Press Release dated December 13, 2001, entitled Darden Restaurants Reports That Strong Same-Restaurant Sales Growth At Red Lobster And Olive Garden Led To Record Second Quarter Earnings."

     99.2 Press Release dated December 13, 2001, entitled "David Hughes, Chairman & CEO Hughes Supply Elected to Darden Restaurants Board."

                                                                   EXHIBIT 99.1
[GRAPHIC OMITTED]
--------------------------
  www.darden.com
                                                             NEWS/INFORMATION
                                                            Corporate Relations
                                                              P.O. Box 593330
                                                            Orlando, FL  32859
                                      Contacts:
                                      (Analysts)  Matthew Stroud  (407) 245-5550
                                      (Media)     Rick Walsh      (407) 245-5366
FOR RELEASE
December 13, 2001
4:30 PM EST

                     DARDEN RESTAURANTS REPORTS THAT STRONG
          SAME-RESTAURANT SALES GROWTH AT RED LOBSTER AND OLIVE GARDEN
                      LED TO RECORD SECOND QUARTER EARNINGS

ORLANDO, FL - Darden Restaurants, Inc. today reported that strong same-restaurant sales growth of 6.1% at Red Lobster and 5.9% at Olive Garden led to record second quarter earnings. Earnings per diluted share were 30 cents, a 25% increase from prior year. Excluding an unusual restructuring credit, earnings were 29 cents per diluted share, a 21% increase from the prior year. Total sales of $1.0 billion for the quarter, which ended November 25, 2001, increased 8.8% over the prior year.

"I'm very proud of the way our teams have responded to an extraordinarily challenging environment, marked by the tragic events of September 11, the war in Afghanistan and the ongoing threat of further terrorist activity," said Joe R. Lee, Chairman and Chief Executive Officer. "All of this combined to reduce consumer confidence and accelerate the economic weakness that began earlier in the year. Our teams responded by placing even greater emphasis on providing guests in every restaurant with service and value that exceeds their expectations. As a result, Red Lobster and Olive Garden enjoyed same-restaurant sales growth that once again surpassed the casual dining industry average. And, our emerging concepts Bahama Breeze and Smokey Bones BBQ Sports Bar, continued to make terrific progress in building great brands."

Highlights for the quarter ended November 25, 2001, include the following:

o Earnings after tax in the second quarter were $36.5 million, or 30 cents per diluted share. The results include an unusual item that totals $1.4 million after tax. The item is a restructuring credit that results from reversal of a portion of the Company's fiscal 1997 restructuring reserve due primarily to favorable lease terminations.

o Excluding the unusual credit, earnings after tax in the second quarter were $35.1 million, or 29 cents per diluted share, on sales of $1.0 billion. This includes a $1.5 million pre-tax contribution to the Red Cross Disaster Relief Fund as part of Darden's participation in the restaurant industry's Dine Out for America benefit on October 11. Last year, earnings after tax were $29.5 million, or 24 cents per diluted share, on sales of $932.0 million.

                                     -MORE-

o Red Lobster led the Company with a 6.1% same-restaurant sales increase in the quarter, its 16th consecutive quarter of same-restaurant sales gains.

o Olive Garden reported its 29th consecutive quarter of same-restaurant sales growth with a 5.9% increase.

o Bahama Breeze opened two new restaurants during the quarter. It has now opened four restaurants year-to-date, increasing the overall number of restaurants in operation to 25. Bahama Breeze plans to open a total of 8 to 10 restaurants for the full fiscal year.

o Smokey Bones BBQ Sports Bar opened two restaurants during the quarter, bringing the total opened year-to-date to three and the overall number in operation to 12. Smokey Bones BBQ plans to open 8 to 10 restaurants for the full fiscal year.

o The Company repurchased over 400,000 shares of its common stock in the quarter.


Operating Highlights

RED LOBSTER'S second quarter sales of $534.9 million were 6.3% above prior year, due primarily to its 6.1% increase in same-restaurant sales - the 16th consecutive quarter of same-restaurant sales growth for Red Lobster. Last year, Red Lobster reported second quarter same-restaurant sales growth of 8.4%. With the increased sales and lower food costs and marketing expenses as a percentage of sales, Red Lobster achieved strong double-digit operating profit growth for the quarter.

"We had another terrific quarter at Red Lobster, " said Dick Rivera, President of Red Lobster. "We are a leader in casual dining because we are continuously enhancing the dining experience. We bring a fresh approach to casual dining, featuring great seafood, good times and hospitality. Our crew throughout the company rose to the occasion this last quarter. They performed at record levels while providing our guests a welcoming environment where they could dine with family and friends while enjoying one of their favorite cuisines - seafood. "


OLIVE GARDEN'S second quarter sales of $442.5 million were 8.6% above prior year, propelled by its 5.9% same-restaurant sales increase for the quarter and operation of 16 more restaurants this year than last. This is the 29th consecutive quarter of same-restaurant sales growth for Olive Garden, and follows a 7.2% increase for the same quarter last year. The increased sales, along with lower labor costs and marketing expenses as a percentage of sales, combined to produce another quarter of double-digit operating profit growth.

"We had great results again this quarter," said Brad Blum, President of Olive Garden. "The Olive Garden team's relentless focus on guest satisfaction, operating excellence and strong branding has never been more important given the extraordinary social and economic stresses that exist throughout the country. We appreciate the opportunity to make life just a little easier for those who visit our restaurants. Our passion to provide every guest with a genuine Italian dining experience, and for having people feel welcome, special and appreciated is more appropriate now than ever."

                                       -MORE-

BAHAMA BREEZE continued to enjoy very enthusiastic guest response and critical acclaim during the quarter, and to generate strong average sales per restaurant. It opened new restaurants in Broomfield, CO, and Lone Tree, CO, both of which are in the Denver metropolitan area. Bahama Breeze now operates 25 restaurants in 18 markets. At least four more openings are scheduled for this fiscal year.

SMOKEY BONES BBQ SPORTS BAR opened two restaurants in the second quarter, bringing the total number in operation to 12. The two newest are in Chicago Ridge, IL, and Orlando, FL. Since the end of the quarter, a new restaurant has opened in Springfield, IL. Five additional restaurants currently under construction are expected to open this fiscal year.

Other Actions

The Board of Directors also elected David Hughes a Director. Hughes is the Chairman of the Board and Chief Executive Officer for Hughes Supply, Inc. He joined Hughes Supply in 1968, assuming increasing responsibilities until he became Chairman and CEO in 1986. He also serves on the Boards of SunTrust, Inc. and Brown & Brown Insurance. He has been active in the Central Florida community for many years, serving on the boards of Orlando Regional Healthcare System, Economic Development Commission, Florida Council of 100 and Boys and Girls Clubs of America.

"We are very pleased to welcome David to our Board," said Lee. "He has built a very successful business, is active in his community and is someone who has great integrity, vision and experience. He will be a tremendous asset to our company."

Darden continued the buyback of its common stock, repurchasing over 400,000 shares in the second quarter. Cumulatively, since the initial authorization of its repurchase program in December 1995, the Company has repurchased 54.7 million shares from a total authorization of 64.6 million shares.


November 2001 Same-Restaurant Sales Results

Darden also reported same-restaurant sales results for the four-week November fiscal month that ended November 25, 2001. This period is the last month of the Company's fiscal 2002 second quarter.

Same-restaurant sales at Olive Garden were up 8% to 9% for the month compared with the same period last year. These results were driven by a 4% increase in same-restaurant guest counts, a 2% to 3% increase in pricing and a 2% increase due to menu mix changes. During the fiscal month, Olive Garden introduced new advertising that featured Romana Neri, head chef at its Culinary Institute of Tuscany, leading Olive Garden chefs visiting the Institute and also highlighted a significantly improved "Chicken Marsala". The "Chicken Marsala" offering ran for the three weeks from October 29 through November 18, and did not carry a price discount. During the same period last year, Olive Garden promoted its "Stuffed Chicken Parmigiana for $9.95", resulting in a 5% to 6% same-restaurant sales increase.

                                     -MORE-

Same-restaurant sales at Red Lobster were up 6% to 7% for the month compared with the prior year. This reflected a 6% to 7% increase in same-restaurant guest counts, a 2% increase in pricing and a 2% decline from menu mix changes. Red Lobster's successful "30 Shrimp for $9.99" promotion started September 10 and ended on November 18. For November last year, Red Lobster's advertising emphasis was on brand building, and the company had a 7% to 8% same-restaurant sales increase.

At the end of its fiscal second quarter, Darden Restaurants, Inc., in Orlando, FL, owned and operated 1,182 Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones BBQ Sports Bar restaurants in North America.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the company with the Securities and Exchange Commission.



                            DARDEN RESTAURANTS, INC.
                             NUMBER OF RESTAURANTS


        11/26/00                                                        11/25/01
        --------                                                        --------
             620               Red Lobster USA                               629
              32               Red Lobster Canada                             32
              --                                                              --
             652               Total Red Lobster                             661

             463               Olive Garden USA                              478
               5               Olive Garden Canada                             6
               -                                                               -
             468               Total Olive Garden                            484

              15               Bahama Breeze                                  25

               4               Smokey Bones BBQ                               12
           -----                                                            ----

           1,139               Total Restaurants                           1,182



                                    -END-

                            DARDEN RESTAURANTS, INC.
                   SECOND QUARTER FY 2002 FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                      (In Millions, Except per Share Data)


                                                                      13 Weeks Ended                   26 Weeks Ended

                                                                11/25/2001       11/26/2000       11/25/2001      11/26/2000
                                                                ----------       ----------       ----------      ----------

Sales                                                             $1,013.5           $932.0         $2,095.0        $1,950.2

Net Earnings (1)                                                     $36.5            $29.5            $98.6           $86.5

Net Earnings per Share (1):
  Basic                                                              $0.31            $0.25            $0.84           $0.72
  Diluted                                                            $0.30            $0.24            $0.81           $0.70

Average Number of Common Shares Outstanding:
  Basic                                                              116.8            119.8            117.1           120.7
  Diluted                                                            122.0            123.7            122.2           124.1



Note:
(1)  Earnings before restructuring credit were as follows:

Earnings before Restructuring Credit                                 $35.1            $29.5            $97.2           $86.5

Earnings per Share before Restructuring Credit:
  Basic                                                              $0.30            $0.25            $0.83           $0.72
  Diluted                                                            $0.29            $0.24            $0.80           $0.70


                            DARDEN RESTAURANTS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                      (In Thousands, Except per Share Data)


                                            13 Weeks Ended                   26 Weeks Ended

                                        11/25/2001   11/26/2000        11/25/2001        11/26/2000
                                        ----------   ----------        ----------        ----------

Sales                                   $1,013,504     $931,958        $2,094,994        $1,950,163
Costs and Expenses:
  Cost of sales:
     Food and beverage                     321,302      298,361           664,894           629,398
     Restaurant labor                      328,361      302,908           661,807           621,539
     Restaurant expenses                   153,658      135,857           307,808           275,301
       Total Cost of Sales                 803,321      737,126         1,634,509         1,526,238
  Selling, general and administrative      106,154      105,955           213,095           205,300
  Depreciation and amortization             41,061       35,789            80,571            71,425
  Interest, net                              8,982        7,777            17,256            14,051
  Restru                                    -2,269                         -2,269
       Total Costs and Expenses            957,249      886,647         1,943,162         1,817,014
Earnings before Income Taxes                56,255       45,311           151,832           133,149
Income Taxes                               -19,792      -15,770           -53,213           -46,687
Net Earnings                               $36,463      $29,541           $98,619           $86,462

Net Earnings per Share:
  Basic                                      $0.31        $0.25             $0.84             $0.72
  Diluted                                    $0.30        $0.24             $0.81             $0.70

Average Number of Common Shares Outstanding:
    Basic                                  116,800      119,800           117,100           120,700
    Diluted                                122,000      123,700           122,200           124,100

Note:

(1) Earnings before restructuring credit were as follows:

                                            13 Weeks Ended                   26 Weeks Ended

                                        11/25/2001   11/26/2000        11/25/2001        11/26/2000
                                        ----------   ----------        ----------        ----------

Pretax Earnings before Restructuring
  Credit                                   $53,986      $45,311          $149,563         $133,149
Income Taxes                               -18,917      -15,770           -52,338          -46,687

Earnings before Restructuring Credit       $35,069      $29,541           $97,225          $86,462

Earnings per Share before Restructuring
  Credit
    Basic                                    $0.30        $0.25             $0.83            $0.72
    Diluted                                  $0.29        $0.24             $0.80            $0.70

                            DARDEN RESTAURANTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                       (Unaudited)
                                                                       11/25/2001           5/27/2001

                                                                       ----------           ---------

ASSETS
Current Assets:
     Cash and cash equivalents                                         $   19,999           $    61,814
     Receivables                                                           24,579                32,870
     Inventories                                                          226,796               148,429
     Net assets held for disposal                                          10,489                10,087
     Prepaid expenses and other current asset                              16,355                26,942
     Deferred income taxes                                                 48,502                48,000
     Total Current Assets                                                 346,720               328,142
Land, Buildings and Equipment                                           1,824,715             1,779,515
Other Assets                                                              150,193               108,877
     Total Assets                                                      $2,321,628            $2,216,534

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts Payable                                                  $  132,384          $   156,859
     Short-term debt                                                      107,000               12,000
     Current portion of long-term debt                                      2,640                2,647
     Accrued payroll                                                       67,776               82,588
     Accrued income taxes                                                  37,901               47,698
     Other accrued taxes                                                   26,461               27,429
     Other current liabilities                                            217,829              225,037
        Total Current Liabilities                                      $  591,991           $  554,258
Long-term Debt                                                            514,278              517,927
Deferred Income Taxes                                                      93,738               90,782
Other Liabilities                                                          19,849               20,249
        Total Liabilities                                              $1,219,856           $1,183,216

Stockholders' Equity:
     Common stock and surplus                                          $1,440,381           $1,405,799
     Retained earnings                                                    626,103              532,121
     Treasury stock                                                      -899,989             -840,254
     Accumulated other comprehensive income                               -13,931              -13,102
     Unearned compensation                                                -48,833              -49,322
     Officer notes receivable                                              -1,959               -1,924
        Total Stockholders' Equity                                     $1,101,772           $1,033,318
            Total Liabilities and Stockholders' Equity                 $2,321,628           $2,216,534


                                                                   EXHIBIT 99.2
[GRAPHIC OMITTED]
  www.darden.com
                                                              NEWS/INFORMATION
                                                             Corporate Relations
                                                               P.O. Box 593330
                                                              Orlando, FL  32859
                                       Contacts:
                                       (Media)     Rick Walsh     (407) 245-5366
                                       (Analysts)  Matthew Stroud (407) 245-5550
FOR RELEASE
December 13, 2001

                   DAVID HUGHES, CHAIRMAN & CEO HUGHES SUPPLY
                       ELECTED TO DARDEN RESTAURANTS BOARD

ORLANDO, FL, December 13, 2001- Darden Restaurants, Inc. has elected David Hughes, Chairman & CEO of Hughes Supply, to its board of directors. Darden owns and operates the Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones restaurant companies.

"We are very pleased to welcome David to our board," said Joe Lee, Darden Chairman & CEO. "His extensive experience building a successful business and proven leadership skills will be a tremendous asset to our company as we continue to build Darden into the best casual dining company now and for generations."

"Darden is a solid, growing company with strong corporate ethics and a reputation for being inclusive and helping communities where they operate," said Hughes. "It's an honor to join the board of such a strong company and I look forward to helping them continue to build and strengthen their brands."

Hughes began his career at Hughes Supply, Inc. on a part-time basis while still in high school and joined the company full-time after graduation from college. He was promoted to President in 1972, Chief Executive Officer in 1974 and Chairman & CEO in 1986.

Hughes also serves on the board of directors for SunTrust Banks, Inc. and Brown & Brown Insurance. He has been very active in the Central Florida community for many years, serving as past-chairman of the Orlando Regional Healthcare System and the Economic Development Commission of Mid-Florida. He currently serves with the Boys and Girls Club of America and on the boards of Council of 100 and the Florida Bar Association.

Hughes joins Darden's other directors: Dr. Leonard L. Berry, Professor of Marketing, Texas A&M University; Brad Blum, President, Olive Garden; Odie C. Donald, Past President, DirectTV; Julius Erving, II, Vice President RDV Sports & Executive Vice President, Orlando Magic; Joe R. Lee; Former United States Senator Connie Mack, III; Dick Rivera, President, Red Lobster; Michael D. Rose, Chairman, Midaro Investments, Inc.; Maria A. Sastre, Vice President Total Guest Satisfaction Services, Royal Caribbean International; Jack A. Smith, Past Chairman of the Board, The Sports Authority; Blaine Sweatt, President, Darden New Business Development; Rita P. Wilson, Past President, Allstate Indemnity Company.

Darden Restaurants, with headquarters in Orlando, Florida, is the world's largest casual dining company, with more than 1,173 restaurants operating under the Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones brands; over 128,000 employees; and annual sales of over $4 billion.